Exhibit 5
Goodsill Anderson Quinn & Stifel
A Limited Liability Law Partnership LLP
Alii Place, Suite 1800 · 1099 Alakea Street
Honolulu, Hawaii 96813
Mail Address: P.O. Box 3196
Honolulu, Hawaii 96801
Telephone (808) 547-5600 · Fax (808) 547-5880
info@goodsill.com · www.goodsill.com
May 5, 2009
Hawaiian Electric Industries, Inc.
900 Richards Street
Honolulu, Hawaii 96813
Re:	Registration Statement on Form S-8 for American Savings Bank 401(k) Plan
Ladies and Gentlemen:
          Hawaiian Electric Industries Inc, a Hawaii corporation (the “Company”), is filing a registration statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (together with the exhibits thereto, the “Registration Statement”), relating to the registration by the Company of 1,000,000 shares of the Company’s Common Stock, without par value (the “ASB Plan Shares”). The ASB Plan Shares are authorized for issuance in connection with the American Savings Bank 401(k) Plan, as amended (the “ASB Plan”).
          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Prospectus and Appendix A (collectively the “Prospectus”) thereto, neither of which is required to be filed as part of the Registration Statement; (iii) the ASB Plan; (iv) the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, each as amended to the date hereof; and (v) the resolution of the Board of Directors of the Company adopted May 4, 2009, relating to the authorization to register and issue the ASB Plan Shares covered by the Registration Statement. To the extent that we have deemed appropriate or necessary as a basis for the opinions set forth herein, we have also examined the originals or copies, certified or otherwise identified to our satisfaction, of records of the Company, agreements and other documents, including certificates of officers or other representatives of the Company and of public officials.
          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed that the registrar and transfer agent for the Common Stock will duly register each issuance of ASB Plan Shares. As to any facts material to the opinions expressed herein that we

Goodsill Anderson Quinn & Stifel A Limited Liability Law Partnership LLP
May 5, 2009

did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others, including public officials.
          We are members of the Bar of the State of Hawaii and we do not hold ourselves out as experts on the laws of any other jurisdiction. This opinion is limited in all respects to matters governed by the laws of the State of Hawaii and federal laws of the United States of America to the extent specifically referred to herein. We express no opinion concerning compliance with the laws or regulations of any other jurisdiction or jurisdictions (including but not limited to the Blue Sky or other securities laws of such jurisdictions), or as to the validity, meaning or effect of any act or document under the laws of any other jurisdiction or jurisdictions.
          Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:
1.	The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Hawaii.

2.	The ASB Plan Shares have been duly authorized for issuance and, when delivered and paid for as contemplated in the Registration Statement and Prospectus, the ASB Plan Shares will be validly issued, fully paid and non-assessable.
          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.
Very truly yours,

/s/ Goodsill Anderson Quinn & Stifel
A Limited Liability Law Partnership LLP